                                              Registration No. 333-
                                                                   -----------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                         -----------------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                         -----------------------------------

                                 ABBOTT LABORATORIES
                (Exact name of registrant as specified in its charter)

      Illinois                                        36-0698440
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

     Abbott Laboratories                              60064-3500
    100 Abbott Park Road                              (Zip Code)
    Abbott Park, Illinois
(Address of Principal Executive Offices)

                   ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

                               (Full Title of the Plan)
                         -----------------------------------

                                   Jose M. de Lasa
                                 Abbott Laboratories
                                 100 Abbott Park Road
                          Abbott Park, Illinois  60064-3500
                       (Name and address of agent for service)
    Telephone number, including area code, of agent for service:  (847) 937-5200
                         -----------------------------------
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------

                                                          Proposed
                                       Proposed           Maximum
                                       Maximum            Aggregate     Amount of
Title of Securities    Amount to be    Offering Price     Offering      Registration
to be Registered       Registered      Per Share (a)      Price (a)     Fee (a)
-------------------------------------------------------------------------------------
Common shares          5,421,102       $65.79             $356,654,301  $105,214
(without par value)
-------------------------------------------------------------------------------------


(a) The Common Shares registered hereunder represent that number of shares with respect to which options may be granted to employees of the Company or its subsidiaries under the Abbott Laboratories 1996 Incentive Stock Program. (An undetermined number of additional shares may be issued if the antidilution provisions of the plan become operative). The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 23, 1997.

The contents of Abbott Laboratories 1996 Incentive Stock Program Registration Statement on Form S-8 (File no. 333-09071) are incorporated herein by reference.



Exhibit Index
Located at Page 6

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 23, 1997.

                                   ABBOTT LABORATORIES


                                   By: /s/ Duane L. Burnham
                                       --------------------------
                                       Duane L. Burnham,
                                       Chairman of the Board and
                                       Chief Executive Officer



Exhibit Index
Located at Page 6

    Each person whose signature appears below constitutes and appoints Duane L. Burnham and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                          Date
---------                  -----                          ----

/s/ Duane L. Burnham
------------------------   Chairman of the Board,         December 23, 1997
Duane L. Burnham           Chief Executive Officer,
                           and Director of
                           Abbott Laboratories

/s/ K. Frank Austen
------------------------   Director of Abbott             December 23, 1997
K. Frank Austen, M.D.      Laboratories

/s/ H. Laurance Fuller
------------------------   Director of Abbott             December 23, 1997
H. Laurance Fuller         Laboratories

/s/ Thomas R. Hodgson
------------------------   President, Chief Operating
Thomas R. Hodgson          Officer, and Director of       December 23, 1997
                           Abbott Laboratories

/s/ David A. Jones
------------------------   Director of Abbott             December 23, 1997
David A. Jones             Laboratories

------------------------   Director of Abbott             December __, 1997
David A. L. Owen           Laboratories

/s/ Boone Powell, Jr.
------------------------   Director of Abbott             December 23, 1997
Boone Powell, Jr.          Laboratories

/s/ A. Barry Rand
------------------------   Director of Abbott             December 23, 1997
A. Barry Rand              Laboratories

/s/ W. Ann Reynolds
------------------------   Director of Abbott             December 23, 1997
W. Ann Reynolds            Laboratories

/s/ William D. Smithburg
------------------------   Director of Abbott             December 23, 1997
William D. Smithburg       Laboratories

/s/ John R. Walter
------------------------   Director of Abbott             December 23, 1997
John R. Walter             Laboratories


Exhibit Index
Located at Page 6

/s/ William L. Weiss
------------------------   Director of Abbott             December 23, 1997
William L. Weiss           Laboratories

/s/ Gary P. Coughlan
------------------------   Senior Vice President,
Gary P. Coughlan           Finance and Chief Financial    December 23, 1997
                           Officer (Principal
                           Financial Officer) of
                           Abbott Laboratories

/s/ Theodore A. Olson
------------------------   Vice President and             December 23, 1997
Theodore A. Olson          Controller (Principal
                           Accounting Officer) of
                           Abbott Laboratories






Exhibit Index
Located at Page 6

                                 Exhibit Index

Exhibit No.                            Description
-----------                            -----------

    4 Abbott Laboratories 1996 Incentive Stock Program [incorporated herein by reference; filed as Exhibit 4 to Abbott Laboratories 1996 Incentive Stock Program Registration Statement on Form S-8
                                       (File No. 333-09071)].

    5 Opinion of Jose M. de Lasa, as to the legality of the securities being registered.

    23.1                               Consent of Arthur Andersen LLP as to
                                       the use of their report and references to their firm.

    23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

    24                                 Power of Attorney is included on the
                                       signature page.